Exhibit 10.7
NEWPARK RESOURCES, INC.
2003 LONG TERM INCENTIVE PLAN
1. PURPOSE.
     The Newpark Resources, Inc. 2003 Long Term Incentive Plan (the “Plan”) is intended (i) to increase the value of the stockholders’ investment in Newpark Resources, Inc. (“Newpark”) by improving Newpark’s performance and profitability; and (ii) to retain, attract and motivate management employees, executive officers and other corporate and divisional officers (all of who are sometimes collectively referred to herein as “Employees” ) of high caliber and potential by providing them with incentives for outstanding performance. The Plan provides for the award of long-term incentives to those Employees who make substantial contributions to Newpark by their loyalty, industry and invention. Unless the context indicates otherwise, references to “Newpark” herein shall be deemed to include reference to the subsidiary of Newpark that actually employs the affected Employee.
2. SHARES SUBJECT TO THE PLAN.
     The maximum number of shares of Common Stock of Newpark (the “Stock”) that may be issued pursuant to the Plan shall be 1,000,000, subject to adjustment pursuant to the provisions of Section 7. If shares of Common Stock issued under the Plan are reacquired by Newpark due to a forfeiture or for any other reason, such shares shall be cancelled and thereafter shall again be available for purposes of the Plan.
3. ADMINISTRATION.
     3.1 The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of Newpark (the “Board” ). Each member of the Committee shall be (a) a “Non-Employee Director” as that term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 (the “Exchange Act” ), (b) an “independent director” as defined under the rules of the New York Stock Exchange, as they may be amended from time to time, except as may otherwise be permitted by such rules, and (c) an “outside director” under Regulation Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code” ), but no action of the Committee shall be invalid if this requirement is not met. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of Newpark’s By-Laws and of Delaware law applicable to the Board, except as otherwise provided herein or determined by the Board.
     3.2 The Committee shall have full power, discretion and authority to administer, interpret and construe the Plan and any award or agreement made pursuant to the Plan, and to prescribe and rescind rules, regulations and policies for administration of the Plan. The Committee’s actions, interpretations and constructions with regard to the Plan shall be final, conclusive and binding on all persons for all purposes.
     3.3 No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award pursuant to it. Newpark shall indemnify and hold harmless each member of the Committee and the Board, and the estate and heirs of each such member, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or Board member or his or her estate or heirs may suffer as a result of any act or omission to act in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.
4. ELIGIBILITY.
     Employees of Newpark and its subsidiaries whose responsibilities and decisions, in the judgment of the Committee, materially affect the growth, performance or profitability of Newpark shall be eligible to be granted awards under the Plan. Such an employee shall become a participant in the Plan (a “Participant” ) upon designation as a Participant by the Committee, in its sole discretion.
5. GRANTS OF AWARDS AND AWARD AGREEMENTS.
     5.1 Subject to the provisions of the Plan, the Committee shall (i) grant awards pursuant to the Plan, (ii) determine the number of shares of Common Stock subject to each award, (iii) determine the terms and conditions (which need not be identical) of each award, (iv) establish and modify performance criteria for awards, and (v) make all of the determinations necessary or advisable with respect to awards under the Plan.

     5.2 Each award under the Plan shall consist of Stock equivalents (“Deferred Stock”) that vest and become payable in Stock upon the meeting of performance criteria over a three-year performance period, as established by the Committee. The Committee may grant awards of Deferred Stock in such amounts, at such times, and to such Employees as the Committee, in its discretion, may determine; provided, however, that, subject to adjustment as provided in Section 7, the maximum number of shares of Stock which may be granted to any one Employee during any one calendar year shall be [50,000.] Each award granted under the Plan shall be evidenced by a written agreement (a “Deferred Stock Agreement” ), in a form approved by the Committee and executed by Newpark and the Participant to whom the award is granted.
     5.3 The Committee may provide for accelerated vesting upon the satisfaction of such performance goals or other criteria as the Committee may determine, upon the occurrence of a Change of Control or such other events as the Committee shall determine, or upon a Participant’s death, disability, retirement at or after normal retirement age or the termination of the Participation’s employment with Newpark by Newpark without “Cause.” For purposes of this Section 5.3, “Cause” shall mean:
          (a) the conviction of Participant for a felony or other crime involving fraud and/or moral turpitude;
          (b) dishonesty, willful misconduct or material neglect, which neglect causes material harm to Newpark, of Participant with respect to Newpark or any of its subsidiaries;
          (c) any intentional act on the part of Participant that causes material damage to Newpark and/or its subsidiaries’ reputation;
          (d) appropriation (or an overt act attempting appropriation) of a material business opportunity of Newpark or its subsidiaries by Participant;
          (e) misappropriation (or an overt act attempting misappropriation) of any funds of Newpark or its subsidiaries by Participant;
          (f) the failure of Participant to follow the reasonable and lawful written instructions or policy of Newpark with respect to the services to be rendered and the manner of rendering such services by Participant, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or
          (g) the failure of Participant to perform or observe any of the material terms or conditions of Participant’s employment other than by reason of illness, injury or incapacity, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.
     A “Change of Control” shall be deemed to occur if: (i) a “Takeover Transaction” (as defined below) occurs; or (ii) any election of directors of Newpark takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in the office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors or its nominating committee immediately preceding such election; or (iii) Newpark effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets. A “Takeover Transaction” shall mean (i) a merger or consolidation of Newpark with, or an acquisition of Newpark or all or substantially all of its assets by, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of Newpark immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) one or more occurrences or events as a result of which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of Newpark’s then outstanding securities.
     5.4 The Committee may modify or amend any award under the Plan or waive any restrictions or conditions applicable to such awards. Notwithstanding the foregoing, the Committee may not undertake any modifications, amendments or waivers if the effect thereof materially adversely affects the rights of any Participant without his or her consent.

6. TERMS AND CONDITIONS OF AWARDS.
     6.1 Shares of Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested pursuant to a vesting schedule and/or performance criteria set by the Committee and the Committee has determined that the relevant schedule has been met and/or the performance criteria achieved. Unless otherwise provided by the Committee, a Participant shall have no rights as a stockholder of Newpark with respect to such Deferred Stock until such time as the award has vested and the Stock underlying the award has been issued.
     6.2 The Committee may designate whether any award of Deferred Stock is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures that may be used by the Committee for awards of Deferred Stock shall be based on any one or more of the following, as selected by the Committee:
          (a) Total stockholder return of Newpark compared to that of the PHLX Oil Service Sector industry group, or such other peer group selected by the Committee in its discretion from time to time (the “Peer Group”);
          (b) Newpark’s return on equity compared to that of the Peer Group;
          (c) Growth in Newpark’s earnings per share (EPS);
          (d) Profits and/or return on capital within a specified business unit of Newpark;
          (e) The OSHA reportable incident rate within a specified business unit of Newpark; and
          (f) Such other criteria as the Committee shall from time to time determine.
For awards intended to be “performance-based compensation” under Code Section 162(m), the grant of the awards and the establishment of performance measures shall be made during the period required under Code Section 162(m).
     6.3 No right or interest of a Participant in the Stock underlying a Deferred Stock award may be pledged, encumbered, or hypothecated to or in favor of any party other than Newpark or an affiliate of Newpark, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than Newpark or an affiliate of Newpark. No unvested Deferred Stock award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards.
7. ADJUSTMENTS.
     In the event of any subdivision or consolidation of outstanding Stock or declaration of a dividend payable in Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Stock, the Committee may adjust proportionally the number of shares of Stock reserved under this Plan, the maximum number of shares of Stock that may be subject to awards granted to any one individual during a calendar year, and the number of shares of Stock covered by outstanding awards denominated in Stock. In the event of any consolidation or merger of Newpark with another corporation or entity or the adoption by Newpark of a plan of exchange affecting the Stock or any distribution to holders of Stock of securities or property (other than normal cash dividends or dividends payable in Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event.
8. WITHHOLDING TAXES.
     Newpark shall have the right, at the time of a Participant’s taxation, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to an award under the Plan (“Tax Liability”) , to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Participant to tender a cash payment to Newpark, (ii) by withholding from the Participant’s cash compensation, (iii) by withholding shares from the shares of Common Stock issued under the Deferred Stock award, valued as of the date the shares are withheld, or (iv) by any other method deemed appropriate by the Committee.
9. AMENDMENT AND TERMINATION.
     The Board may at any time suspend, amend or terminate the Plan. No such action shall adversely affect any outstanding Deferred Stock Agreement without the Participant’s written consent. No amendment or modification of the Plan may be adopted, except by stockholder approval, which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to Section 7) or (c) materially modify the requirements as to eligibility for participation in the Plan.
10. MISCELLANEOUS.
     10.1 Nothing in this Plan or any award granted hereunder shall confer upon any employee any right to continue in the employ of Newpark or interfere in any way with the right of Newpark to terminate his or her employment at any time.
     10.2 No award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of Newpark for the benefit of its employees.
     10.3 The Plan and the grant of awards under it shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.
     10.4 The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.
     10.5 Each Deferred Stock Agreement shall inure to the benefit of the Participant and the Participant’s heirs, representatives and successors and shall be binding on Newpark and each successor (direct or indirect, whether by purchase, merger, consolidation or otherwise).
     10.6 No Stock issued under the Plan may be resold unless and until any applicable registration or qualification requirements of federal and state securities laws and all other requirements of law or any regulatory bodies having jurisdiction over such resale have been fully complied with. Newpark shall have no obligation to file any Registration Statement covering resales of the Stock.
11. MISCONDUCT OF A PARTICIPANT.
     Notwithstanding any other provision of the Plan, if a Participant commits fraud or dishonesty toward Newpark, wrongfully uses or discloses any trade secret, confidential data or other information proprietary to Newpark or intentionally takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion, such Participant shall forfeit all unvested Deferred Stock previously awarded to him or her under the Plan.
12. STOCKHOLDER APPROVAL AND TERM OF PLAN.
     The effective date of the Plan shall be March 12, 2003, subject to approval by the stockholders of Newpark on or before December 31, 2003. If stockholder is not timely obtained, all awards made under the Plan shall be null and void and all shares of Stock issued thereunder, and any dividends and other distributions declared or paid thereon, shall be forfeited to Newpark without any payment with respect thereto. No awards may be granted under the Plan after March 12, 2013.